Exhibit 10.8

SUB-PLAN TO THE

NEONODE INC. 2015 STOCK INCENTIVE PLAN

SWEDISH TAX RESIDENTS

NOTICE OF GRANT OF STOCK OPTION – FINANCIAL SECURITY

The Participant has been granted an option – financial security (the “Option”) to purchase certain shares of Common Stock of Neonode Inc. pursuant to the Sub-Plan to the Neonode Inc. 2015 Stock Incentive Plan (the “Swedish Sub-Plan”), as follows:

Participant:	__________________
Date of Grant:	__________________
Number of Option Shares:	__________________
Option Purchase Price: (Paid on the Date of Grant)	__________________
Option Exercise Price:	__________________
Option Expiration Date:	The date ten (10) years after the Date of Grant

Exercise of Option Shares

This Option is exercisable as of the Date of Grant subject to the terms of the Swedish Sub-Plan and the Stock Option Agreement (attached).

By their signatures below, the Company and the Participant agree that the Option is governed by this Notice, the Stock Option Agreement, and the Swedish Sub-Plan, each of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

NEONODE INC.	PARTICIPANT

By:
Signature
Its:
Date

Address:
Address

ATTACHMENTS: Sub-Plan to the Neonode Inc. 2015 Stock Incentive Plan, as amended to the Date of Grant; Stock Option Agreement; and Exercise Notice

SUB-PLAN TO THE

NEONODE INC. 2015 STOCK INCENTIVE PLAN

SWEDISH TAX RESIDENTS

STOCK OPTION AGREEMENT

Neonode, Inc. has granted to the Participant named in the Notice of Grant of Stock Option (the “Notice”) to which this Stock Option Agreement (the “Stock Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Common Stock upon the terms and conditions set forth in the Notice and this Stock Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Swedish Sub-Plan to the Neonode Inc. 2015 Stock Incentive Plan (the “Swedish Sub-Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Notice, this Stock Option Agreement and the Plan, (b) accepts the Option subject to all of the terms and conditions of the Notice, this Stock Option Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, this Stock Option Agreement or the Plan.

1.            Definitions and Construction.

1.1            Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Swedish Sub-Plan.

1.2            Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Stock Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.            Administration.

All questions of interpretation concerning the Notice, this Stock Option Agreement, the Swedish Sub-Plan or any other form of agreement or other document employed by the Company in the administration of the Swedish Sub-Plan or the Option shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Swedish Sub-Plan or the Option or other agreement thereunder shall be final, binding and conclusive upon all persons having an interest in the Option

3.            Termination of the Option.

The Option shall terminate and may no longer be exercised after the close of business on the Option Expiration Date set forth in the Notice.

4.            Effect of an Change in Control.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), shall assume and continue in full force and effect the Company’s rights and obligations under this Option.

5.            Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of the shares of Common Stock for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued. If the Participant is an employee of the Company or an Affiliate, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and Participant, Participant’s employment is “at will” and is for no specified term. Nothing in this Stock Option Agreement shall confer upon the Participant any right to continue in as a service provider of the Company or interfere in any way with any right of the Company to terminate the Participant’s status as a service provider at any time.

6.            Waiver of Acquired Rights

6.1            Voluntarily Nature of Swedish Sub-Plan. The Swedish Sub-Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Swedish Sub-Plan and this Stock Option Agreement.

6.2            No Rights to Future Stock Awards. The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options or other stock awards, or benefits in lieu of Options or other stock awards, even if Options or other stock awards have been granted repeatedly in the past.

6.3            Company Discretion. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

6.4            Voluntary Participation. The Participant is voluntarily participating in the Swedish Sub-Plan.

6.5            Option is not Compensation. The Option is an extraordinary item that does not constitute compensation of any kind for service rendered to the Company or Affiliate, and which is outside the scope of the Participant’s employment contract, if any. In addition, the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

6.6            Unknown Value of Underlying Security. The future value of the underlying share of Common Stock is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Option, the value of those Shares may increase or decrease.

7.            Data Privacy Consent.

7.1            Scope of Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Stock Option Agreement by and among the Company and Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Swedish Sub-Plan.

7.2            Authorization. Participant understands that the Company or Affiliate holds certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the company, details of all awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the plan (“data”). Participant understands that data may be transferred to any third parties assisting in the implementation, administration and management of the plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the data by contacting the Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Swedish Sub-Plan, including any requisite transfer of such data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon settlement of the award. The Participant understands that data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Swedish Sub-Plan. The Participant understands that he or she may, at any time, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Swedish Sub-Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

8.            Miscellaneous Provisions.

8.1            Tax Withholding.

(a)            In General. If required, Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including, if necessary or appropriate, making payments in cash or readily available funds), any sums that may be required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, which arise in connection with the grant, vesting or exercise of the Option or the issuance of shares of Common Stock in settlement thereof.

(b)            Consultation. Participant hereby acknowledges that s/he understands that Participant may suffer adverse tax consequences as a result of the exercise of the Option or disposition of the Shares. Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the exercise of the Option or disposition of the shares of Common Stock and that the Participant is not relying on the Company for any tax advice.

8.2            Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Stock Option Agreement.

8.3            Binding Effect. Subject to the restrictions on transfer set forth herein, this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.4            Integrated Agreement. The Notice, this Stock Option Agreement and the Swedish Sub-Plan, together with any employment, service or other agreement with the Participant and Affiliate referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Affiliate with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Notice, the Stock Option Agreement and the Swedish Sub-Plan shall survive any exercise of the Option and shall remain in full force and effect.

8.5            Applicable Law. This Stock Option Agreement shall be governed by the laws of the State of Delaware, USA.

8.6            Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Participant: ____________________

Date: _________________________

STOCK OPTION EXERCISE NOTICE

Neonode Inc.

Attention: ________________

________________________

________________________

Ladies and Gentlemen:

1.            Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Common Stock”) of Neonode Inc. (the “Company”) pursuant to the Company’s Swedish Sub-Plan to the 2015 Stock Incentive Plan (the “Swedish Sub-Plan”), my Notice of Grant of Stock Option (the “Notice”) and my Stock Option Agreement (the “Stock Option Agreement”) as follows:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:	$

2.            Exercise of Option. I hereby elect to exercise the Option to purchase the following number of shares of Common Stock in accordance with the Notice and the Stock Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share)	$

3.            Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Stock Option Agreement:

__ Cash:	$

__ Check:	$

__ Tender of Company Stock:	Contact Plan Administrator

__ Cashless Exercise	Contact Plan Administrator

4.            Tax Withholding. If applicable, I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company in connection with the Option

5.            Participant Information.

My address is:

My Tax Identification Number is:

6.            Binding Effect. I agree that the shares of Common Stock are being acquired in accordance with and subject to the terms, provisions and conditions of the Notice, the Stock Option Agreement and the Swedish Sub-Plan, to all of which I hereby expressly assent. This Option Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Shares pursuant to the terms of the Swedish Sub-Plan, the Notice and my Stock Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

Neonode Inc.

By:

Title:

Dated: